Exhibit 10.14

DEED OF VARIATION

VISTA GOLD AGREEMENT

BETWEEN:

NORTHERN TERRITORY OF AUSTRALIA

AND:

VISTA GOLD AUSTRALIA PTY LTD (ABN 12 117 327 509)

AND:

VISTA GOLD CORP

DATED THE 26th DAY OF APRIL 2017

Solicitor for the Northern Territory

68 The Esplanade, Darwin

Telephone: 08 8999 7809 Facsimile: 08 8935 7810

File reference: 20164063

Details

PARTIES

NORTHERN TERRITORY OF AUSTRALIA represented by the Department of Primary Industry and Resources (ABN) ("the Territory")

Address for service of notices:

Attention: Mr Alister Trier

Physical address: 4th Floor, Centrepoint Building, The Mall, Darwin

Postal address: GPO Box 3000, Darwin, NT, 0801

Facsimile: 8999 5191

AND

VISTA GOLD AUSTRALIA PTY LTD (ACN 117 327 509) ("Vista Gold")

Address for service of notices:

Attention: Mr Ray Iacono

Physical address: Suite 1, 4 Manning Road, Double Bay, NSW 2028

Postal address: P.O. Box 1467, Double Bay, NSW 1360

Facsimile: +61 293277611

AND

VISTA GOLD CORP, a company continued under the laws of British Columbia, Canada and having its principal executive offices at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado USA 80127, the registered office of which is situated at 1200 - 200 Burrard Street, Vancouver, British Columbia, Canada V7X 1T2 ("the Guarantor")

Address for service of notices:

Attention: Fred Earnest

Physical address: Suite 5, 7961 Shaffer Parkway, Littleton, Colorado USA 80127

Postal address: Suite 5, 7961 Shaffer Parkway, Littleton, Colorado USA 80127

Facsimile: +17209811186

BACKGROUND

A.	The parties entered into an agreement dated 1 March 2006 (the Agreement) pursuant to which the Territory and Vista Gold recorded terms of the agreement upon which each occupied the Mt Todd Gold Mine site near Katherine in the Northern Territory of Australia (Mt Todd).
B.	Pursuant to clause 35 of the Agreement the Guarantor entered into the Agreement for the purpose of unconditionally and irrevocably guaranteeing to the Territory the due and punctual performance by Vista Gold of the Guaranteed Obligations as the expression is defined in clause 35.9 of the Agreement.
C.	Clause 4.2 of the Agreement provided that the Territory grants to Vista Gold a right of renewal of the Agreement for the First Renewal Period subject to the conditions specified in clauses 4.2(a) and (b) of the Agreement.
D.	By Deed of Renewal (the Renewal Deed) dated 1 February 2011, the Territory, Vista Gold and the Guarantor agreed that the Agreement was renewed for the First Renewal Period upon and subject to the same conditions as those contained in the Agreement.
E.	Clause 4.3 of the Agreement provided that Vista Gold may apply to the Territory, not less than six months before the expiry of the First Renewal Period, to grant Vista Gold the Second Renewal Period. Such renewal to be granted or withheld at the Territory's sole discretion in all things.
F.	On 11 April 2013, the Territory awarded the Vista Gold Project Major Project Status.
G.	By letter dated 24 July 2013, the Guarantor on behalf of Vista Gold applied to the Territory for an early agreement to extend the Agreement for the Second Renewal Period.
H.	By Deed of Variation dated 10 February 2014 (Variation Deed), the parties agreed to vary the Agreement and the Renewal Deed to extend the First Renewal Period to eight (8) years expiring on 31 December 2018 (Renewal Period).
I.	To maintain the existing rights of all parties under the Agreement, while providing Vista Gold with the certainty of a longer term of the Agreement, the parties have agreed to vary the Agreement as varied by the Renewal Deed and Variation Deed to extend the Renewal Period to thirteen (13) years with an option to extend the Agreement for a further three (3) years.
J.	The Guarantor has entered into this Deed to confirm that the guarantee and indemnity contained in clause 35 of the Agreement continues to apply throughout the extended Renewal Period and any further extension periods of the Agreement.

Agreed Terms

1.DEFINITIONS AND INTERPRETATION

1.1Defined Terms

In this Deed, unless the contrary intention appears:

(a) words and expressions defined in the Agreement have the same meaning in this Deed;

(b) Agreement means the original agreement dated 1 March 2006 annexed at Annexure A to this Deed and as varied by the Renewal Deed, Variation Deed and this Deed;

(c) Deed means this document, and a reference to a Background clause (recital), clause, schedule, item, attachment or annexure is a reference to a recital, clause, schedule, item, attachment or annexure of or to this Deed;

(d) Project means the Mt Todd Gold Mine Site (Mt Todd) near Katherine in the Northern Territory of Australia;

(e) Renewal Deed means the deed dated 1 February 2011 annexed at Annexure B to this Deed and as varied by the Variation Deed and this Deed; and

(f) Variation Deed means the deed dated 10 February 2014 annexed at Annexure C to this Deed and as varied by this Deed.

1.2Interpretation

(a) In this Deed, unless the contrary intention appears, rules of interpretation set out in the Agreement apply in this Deed.

(b) All recitals, clauses, schedules, items, attachments and annexures form part of this Deed.

2.DATE OF EFFECT

2.1Date Deed comes into effect

(a) This Deed comes into effect on the date that it is signed by the last party to sign it.

3.VARIATION OF AGREEMENT

3.1Variation to definition of 'Renewal Period'

(a) The definition of 'Renewal Period' in Clause 1.1 of the Agreement is varied by deleting the reference to 'eight (8) years from the expiry of the Term, being 31 December 2018' and substituting with 'thirteen (13) years from the expiry of the Term such that this Agreement will expire on 31 December 2023'

3.2Variation to clause 1.1 to insert definition of 'Second Renewal Period'

(a) Clause 1.1. of the Agreement is varied by inserting a definition of 'Second Renewal Period' as follows:

"'Second Renewal Period" means the period of three (3) years from the expiry of the Renewal Period;'

3.3Variation to clause 4 - Second Renewal Period Option

(a) Clause 4 is varied by inserting a new subclause 4.3 as follows:

'4.3 The Territory may, upon written application by Vista Gold made not less than six (6) months before the expiry of the Renewal Period, and at its sole discretion in all things, grant to Vista Gold the Second Renewal Period.

3.4Variation to clause 15.2(a) - Industry Participation Plan

(a) Clause 15.2(a) of the Agreement is varied by inserting a new subclause 15.2(a)(viii) as follows:

'(viii) ensure that the Industry Participation Plan complies with the any applicable requirements of:

i. building Northern Territory Industry Participation Policy (as published by the Northern Territory Department of Trade, Business and Innovation); and

ii. any applicable requirements of the Australian Jobs Act 2013 (Cth),

and should any conflict arise between Northern Territory Industry Participation Policy and the Australian Jobs Act 2013 (Cth), the latter will prevail.'

3.5Variation to clause 7 - Obligations of the Parties

(a) Clause 7 of the Agreement is varied by inserting new Clauses 7.5, 7.6 and 7. 7 as follows:

'7.5 Major Project Framework Policy and Project Control Group

(a) Vista Gold acknowledges that the Project has been awarded Major Project Status by the Territory pursuant to Major Project Status Policy Framework, as amended from time to time.

7.6 Project Control Group

(a) In consultation with Vista Gold, the Territory will form a Project Control Group to help facilitate the Project, as more fully described in 7.6 (b). The Project Control Group membership will comprise representation from Territory agencies responsible for administering legislation relevant to the Project.

(b) The purpose of the Project Control Group is to:

i. work with Vista Gold to identify, clarify and resolve key issues relating to the Project; and

ii. co-ordinate the activities of the agencies of the Territory to ensure a whole of government approach to the Project, efficient engagement between the Territory and Vista Gold, and the provision of appropriate responses to Vista Gold.

(c) Membership of the Project Control Group by agencies of the Territory may vary over time depending upon the issues identified by Vista Gold or the Territory but is anticipated to include representatives from the following Territory agencies:

i. Department of Primary Industry and Resources;

ii. Department of Trade, Business and Innovation;

iii. Department of Infrastructure, Planning and Logistics; and

iv. Department of Attorney-General and Justice.

(d) The Project Control Group will meet at regular intervals as agreed by the parties.

7.7 Obligations of both parties

(a) The parties agree to work cooperatively with each other to:

i. identify opportunities arising from the Project to benefit the Territory and particularly the region adjoining the Project;

ii. maximise the economic and community benefits for the Northern Territory from the Project (recognizing Vista Gold's responsibilities to the Guarantor's shareholders and the financial and legal obligations to lenders and other significant stakeholders); and

iii. share information relevant to the achievement of the matters set out in subclauses (i) and (ii).

(b) The Territory will provide all reasonable and appropriate assistance in coordinating the relevant assessment of applications and determinations for granting or issuance of approvals, permits, licences or other authorities necessary for the Project in accordance with relevant statutory requirements and timeframes.

3.6Communication and Publicity

(a) The Agreement is varied by the insertion of a new Clause 36 as follows:

'36. Communication

(a) If required by the Territory, the parties will develop and agree upon:

i. a communication strategy to ensure that all stakeholders are kept informed about the Project;

ii. briefings by Vista Gold for the Territory Ministers on the Project;

iii. a Project description, including statistics relating to the Project for use by the parties;

iv. the communication procedures applicable to the Project and the Territory agency or authority responsible for administering those procedures.'

3.7Publicity

(a) The Agreement is varied by the insertion of a new clause 37 as follows:

'37. Publicity

(a) A party will not, without the prior written consent of the other party, make or publish any media release, press statement or public announcement ("Publication") regarding the terms of this agreement except where:

i. the Territory deems the Publication to be in the public interest or the Publication is required by legislation; or

ii. in relation to a Publication made by the Territory, the Publication relates wholly to activities of the Territory in relation to the Project; or

iii. the Publication is required to be disclosed by law or the rules and requirements of a stock exchange; or

iv. in relation to a Publication made by Vista Gold or the Guarantor, the Publication relates wholly to activities of Vista Gold in relation to the Project.

(b) If a party is required to make a Publication under clauses 37(a)(i) to (iv), the party will use reasonable endeavours to notify the other Party at least five (5) Business Days prior to the Publication being made.'

4.CONFIRMATION AND ACKNOWLEDGEMENT

4.1Confirmation

(a) Each party confirms that, other than as provided for in clause 3, the Original Agreement remains in full force and effect.

4.2Conflict

(a) If there is a conflict between the Original Agreement and this Deed, the terms of this Deed prevail to the extent of the inconsistency.

5.NOTICES

5.1Form and Service of Notices

(a) Any notices, certificates, consents, approvals, waivers and other communications in connection with this Deed must be in writing and be given in accordance with the Original Agreement.

6.GENERAL

6.1Confidentiality

(a) This Deed must be kept confidential in the same terms as the Original Agreement.

6.2Costs and Stamp Duty

(a) The parties will each pay their own costs of and incidental to the negotiations for and the preparation, execution and stamping of this Deed.

6.3Jurisdiction and Governing Law

(a) This Deed is governed by and construed in accordance with the law for the time being in force in the Northern Territory.

(b) The parties submit to the jurisdiction of the Supreme Court of the Northern Territory at Darwin in respect of all matters arising under this Deed.

6.4 Counterparts

(a) This Deed may be signed in any number of counterparts and all such counterparts when taken together constitute one instrument.

6.5 Further Acts

(a) Each party will promptly do and perform all acts and execute and deliver all documents (in a form and context reasonably satisfactory to that party) required by law or reasonably requested by the other party to give effect to this Deed.

Signing Page

Executed as a Deed:

SIGNED by Ken Vowles for and on behalf of the NORTHERN TERRITORY OF AUSTRALIA pursuant to a delegation under the Contracts Act in the presence of:
/s/ Steven Rossingh	/s/ Ken Vowles
Signature of witness	Signature
Steven Rossingh	Date: 26 April 2017
Name of Witness

THE COMMON SEAL of VISTA GOLD AUSTRALIA (ABN 12 117 327 509) in accordance with section 127 of the Corporations Act on in the presence of:
/s/ John F. Engele	/s/ Brent D. Murdoch
Director	Director
John F. Engele	Brent D. Murdoch
Name of Director	Name of Director

Date: 16 May 2017

EXECUTED by Frederick H. Earnest for and on behalf of VISTA GOLD CORP in the presence of:
/s/ Connie Martinez	/s/ F. H. Earnest
Witness Signature	Authorised Signature
Connie Martinez	Frederick H. Earnest
Print Name	Print Name

President & CEO
Position/Authority

Date: 2 May 2017